EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to this Registration Statement on Form SB-2 of our report dated December 15, 2005, relating to the consolidated financial statements of Xenomics, Inc., which is contained in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ LAZAR LEVINE & FELIX LLP
LAZAR LEVINE & FELIX LLP

New York, New York
February 28, 2006